                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                  MAPCO INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               [MAPCO INC. LOGO]
                                  1800 South Baltimore Avenue
                                  Tulsa, Oklahoma 74119

                                                                  April 15, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of the Company which will be held at 9:00 a.m., Central Daylight Time, Wednesday, May 28, 1997 at the offices of the Company, 1800 South Baltimore Avenue, Tulsa, Oklahoma 74119.

     The formal Notice of the Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

     Whether or not you plan to attend the Annual Meeting, please execute and return the enclosed proxy at your earliest convenience. Your shares will then be represented at the meeting and the Company will avoid the expense of further solicitation to assure a quorum and a representative vote. If you later attend the meeting and wish to vote in person, you may withdraw your proxy and so vote at that time.

                                           Very truly yours,

                                           /s/ JAMES E. BARNES

                                           JAMES E. BARNES
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                                   MAPCO INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of MAPCO Inc., a Delaware corporation, will be held on Wednesday, May 28, 1997 at 9:00 a.m., Central Daylight Time, at the offices of the Company, 1800 South Baltimore Avenue, Tulsa, Oklahoma 74119, for the following purposes:

          1. To elect four nominees for Director to Class III Directorships;

          2. To ratify the appointment of Deloitte & Touche, LLP as the Company's independent auditors for the year ending December 31, 1997;

          3. To consider and act upon a proposal to approve an amendment to the Restated Certificate of Incorporation of the Company to increase the authorized capital stock of the Company;

          4. To consider and act upon a proposal to approve an amendment to the 1989 Stock Incentive Plan;

          5. To consider and act upon a proposal to ratify the Company's 1997 Employee Stock Purchase Plan; and

          6. To transact any other business which may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 24, 1997 will be entitled to notice of and to vote at the Annual Meeting. The transfer books will not be closed and will be maintained at Harris Trust Company of New York, 311 West Monroe, Chicago, IL 60690.

     Mailing of this Notice, the Proxy Statement and the 1996 Annual Report to Stockholders is expected to begin on or about April 15, 1997.

                                            By Order of the Board of Directors

                                            DAVID W. BOWMAN
                                            Senior Vice President, General
                                            Counsel
                                            and Secretary

Tulsa, Oklahoma
April 15, 1997

     You are cordially invited to attend the meeting. Whether or not you plan to do so, please sign and date the accompanying proxy and mail it at once in the enclosed envelope, which requires no postage if mailed in the United States.

                             LOGO                       MAPCO INC.
                                               1800 SOUTH BALTIMORE AVENUE
                                                  TULSA, OKLAHOMA 74119

                                PROXY STATEMENT

     This statement is furnished in connection with the Annual Meeting of Stockholders of MAPCO Inc. (the "Company") to be held at 9:00 a.m., Central Daylight Time, May 28, 1997 at the offices of the Company, 1800 South Baltimore Avenue, Tulsa, Oklahoma.

     Stockholders of record at the close of business on March 24, 1997 will be entitled to vote at the meeting.

                            SOLICITATION OF PROXIES

     Execution and return of the enclosed proxy, which may be revoked at any time prior to the meeting, is being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting.

     Solicitation other than by mail may be made personally, by telephone or by telegraph, by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons, such as brokers, nominees and fiduciaries, holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such persons for their expenses in so doing. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies at a cost not expected to exceed $15,000. The total cost of soliciting proxies will be borne by the Company. All shares represented by valid proxies will be voted, absent contrary instructions.

                               VOTING SECURITIES

     Each Stockholder is entitled to one vote for each share of Common Stock, $1.00 par value ("Common Stock"), registered in his or her name on the Company's books at the close of business on March 24, 1997. The Company has no other voting securities outstanding. Stockholders do not have cumulative voting rights in the election of Directors. Other than the election of Directors and the proposal to amend the Company's Restated Certificate of Incorporation, the approval of each proposal that is being submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Although abstentions and broker non-votes will be included in the calculation of the number of shares that are considered present at the Annual Meeting, they will not be counted as votes cast. As of March 24, 1997, the record date for voting, there were 54,751,504 shares of Common Stock of the Company outstanding and entitled to vote.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     According to information from Schedule 13G filings as of March 1, 1997, the following table lists the Stockholders known to the Company to be beneficial holders of more than five percent of the outstanding Common Stock of the
Company:

        NAME & ADDRESS OF            AMOUNT & NATURE OF     PERCENT
         BENEFICIAL OWNER           BENEFICIAL OWNERSHIP    OF CLASS
        -----------------           ---------------------   --------
Sanford C. Bernstein & Co. Inc.         5,396,321(1)          9.6%
767 Fifth Avenue
New York, NY 10153

        NAME & ADDRESS OF            AMOUNT & NATURE OF     PERCENT
         BENEFICIAL OWNER           BENEFICIAL OWNERSHIP    OF CLASS
        -----------------           ---------------------   --------
Mackay Shields                          4,166,800(2)          7.4%
Financial Corporation
9 West 57th Street
New York, NY 10019
Bankers Trust New York                    567,466(4)            1%
  Corporation.....................
and its wholly-owned subsidiary,
Bankers Trust Company, as Trustee
for various trusts and employee
benefit plans and as an investment
advisor(3)
280 Park Avenue
New York, NY 10017

---------------

(1) Schedule 13-G filed by Sanford C. Bernstein & Co., showing beneficial ownership as of December 31, 1996; sole power to vote or direct the vote of 2,966,962 shares and shared power to vote or to direct the vote of 614,727 shares; sole dispositive power of 5,396,321 shares and no shared dispositive power.

(2) Beneficial ownership as of December 31, 1996; no sole power to vote or to direct the vote of shares but shared power to vote or to direct the vote of 4,166,800 shares; shared power to dispose of or to direct the disposition of 4,166,800 shares and no sole dispositive power.

(3) Schedule 13-G filed on behalf of Bankers Trust New York Corporation as parent holding company pursuant to the provisions of Rule 13d-1(b)(ii)G and on behalf of Bankers Trust Company as a Bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. Bankers Trust Company (the "Bank"), as Trustee of the MAPCO Inc. and Subsidiaries Profit Sharing and Savings Plan, was also record owner of 2,383,502 shares, or 4.2% of the Issuer's outstanding Common Stock, with respect to which the Bank and Bankers Trust New York Corporation disclaim beneficial ownership.

(4) Beneficial ownership as of December 31, 1996; sole power to vote or to direct the vote of 163,346 shares and no shared voting power; sole power to dispose of or to direct the disposition of 560,556 shares; and shared power to dispose of or to direct the disposition of 6,900 shares.

                                ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with the term of office of the Directors of each class ending in different years. After the Annual Meeting of Stockholders for which this Proxy Statement has been prepared, the Class I, II and III Directors are to serve until the Annual Meeting of Stockholders in 1998, 1999 and 2000, respectively, or until their successors are elected.

     Class III nominees for election as director were considered at the Governance Committee meetings held on January 27, 1997 and March 24, 1997. It was unanimously approved that Malcolm T. Hopkins, Donald Paul Hodel, Frank A. McPherson and John L. Whitmire be nominated for election as Class III Directors at this Annual Meeting of Stockholders. All of the nominees except for Mr. McPherson and Mr. Whitmire are currently serving as Directors. Each of the nominees has consented to nomination and will serve as a Director if elected. If any of the nominees should be unable to serve, which is not anticipated, proxies will either be voted for the election of a substitute nominee or the number of Directors will be accordingly reduced by action of the Board of Directors. During 1996, the Company decreased Board membership by one member due to the retirement of Wayne K. Goettsche as a Class I Director. Mr. Herman J. Schmidt plans to retire but will remain on the Board until the Annual Meeting. There are currently no vacancies on the Board of Directors.

           COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following tabulation provides information as to each person nominated for election as a Director and each of the other Directors whose term of office will continue after the meeting. The table also shows information concerning beneficial ownership of the Company's Common Stock by all Directors and nominees and by the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers for 1996 (the "named Executive Officers") and all Directors and Executive Officers as a group. In 1994, the Board reviewed the policy-making functions of the Company's officers and redefined which officers would be included as Executive Officers (those officers with reporting responsibilities under Section 16 of the Securities and Exchange Act of 1934, as amended). As a result of this and subsequent reviews, the Board has specifically designated the Chairman, all Executive Vice Presidents, all Senior Vice Presidents, the Vice President, Controller and Tax Counsel, the Vice President, Treasurer and Investor Relations and the Vice President -- Strategic Planning (currently vacant) of the Company as Executive Officers. The persons named below have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted. In addition, unless otherwise indicated, such persons have held their respective principal occupations stated therein for more than five years.

                                                                 NUMBER OF
                                                                 SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY
                                                               OWNED DIRECTLY
                                                               OR INDIRECTLY
        DIRECTOR, NOMINEE OR                     DIRECTOR       ON MARCH 24,       PERCENT
       NAMED EXECUTIVE OFFICER                    CLASS             1997           OF CLASS
       -----------------------                   --------      --------------      --------
Donald L. Mellish-Age 69                             I              45,000(3)         (1)
Anchorage, Alaska. Director since
June 1981. Chairman of the Executive
Committee since 1985 and a Director
of National Bancorp of Alaska, Inc.
since 1964.

Robert L. Parker-Age 73                              I              30,800(3)         (1)
Tulsa, Oklahoma. Director since May
1986. Chairman of the Board of Parker
Drilling Company, an international
oil and gas drilling company.
Presently, a Director of Bank of
Oklahoma Financial Corporation,
Clayton Williams Energy, Inc.,
Norwest Bank of Texas (Kerrville),
Southern Methodist University, St.
Francis Hospital (Chairman) and the
Development Board of Texas
University.

                                                                 NUMBER OF
                                                                 SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY
                                                               OWNED DIRECTLY
                                                               OR INDIRECTLY
        DIRECTOR, NOMINEE OR                     DIRECTOR       ON MARCH 24,       PERCENT
       NAMED EXECUTIVE OFFICER                    CLASS             1997           OF CLASS
       -----------------------                   --------      --------------      --------
James E. Barnes-Age 63                              II             854,745(2)        1.6%
Tulsa, Oklahoma. Director, Chairman
of the Board, President and Chief
Executive Officer of the Company
since September, 1995. Director,
Chairman of the Board and Chief
Executive Officer of the Company from
December 1991 to September 1995.
Director, Chairman of the Board,
President and Chief Executive Officer
of the Company from May 1986 to
December 1991. Director, President
and Chief Executive Officer of the
Company from February 1984 to May
1986. Advisory, non-voting Director,
Senior Executive Vice President and
Chief Operating Officer of the
Company from June 1983 to February
1984. Presently a Director of Bank of
Oklahoma Financial Corporation, SBC
Communications Inc. and Kansas City
Southern Industries, Inc.
Harry A. Fischer, Jr.-Age 70                        II              30,000(3)         (1)
Glenview, Illinois. Director since
May 1986. Chairman since January
1988, Chairman, President and Chief
Executive Officer from November 1985
to January 1988, and President and
Chief Executive Officer from November
1980 to November 1985 of Daubert
Industries, Inc., a manufacturer of
chemically treated papers, coatings,
rust and corrosion prevention
chemicals, adhesives, sealants and
masking tape products. Formerly a
Director of Lee Enterprises,
Incorporated.

Frank T. MacInnis-Age 50                            II               3,000(3)         (1)
Norwalk, Connecticut. Director since
May 1996. Chairman of the Board,
President and Chief Executive Officer
of EMCOR Group, Inc., one of the
world's largest electrical and
mechanical construction groups.
Formerly Chairman of the Board,
President and Chief Executive Officer
of Comstock Group, Inc., a nationwide
electrical contracting company
(1989 -- 1994). Presently Chairman of
the Board of ComNet Communications,
Inc. and a Director of PORTEC, Inc.

                                                                 NUMBER OF
                                                                 SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY
                                                               OWNED DIRECTLY
                                                               OR INDIRECTLY
        DIRECTOR, NOMINEE OR                     DIRECTOR       ON MARCH 24,       PERCENT
       NAMED EXECUTIVE OFFICER                    CLASS             1997           OF CLASS
       -----------------------                   --------      --------------      --------
Samuel F. Segnar-Age 69                             II              28,000(3)         (1)
Houston, Texas. Director since
September, 1989. Retired Chairman and
Chief Executive Officer of ENRON
Corporation; Formerly Chairman of the
Board of Collecting Bank, N.A.,
Houston and Vista Chemical Co.
(1986-1988). Presently a Director of
Textron, Inc., Seagull Energy
Corporation, Gulf States Utilities
Company and serves on the Advisory
Board of Pilko & Associates and the
National Advisory Board of First
Commercial Bank; Owner, Sam F. Segnar
Interests, a company involved in
construction, development and heavy
equipment businesses.

Herman J. Schmidt-Age 80                         III..              31,854(3)         (1)
Greenwich, Connecticut. Director
since May 1979. Retired October 1978
as Vice Chairman of Mobil Oil
Corporation, an international oil
company. Presently a Director of H.
J. Heinz Company and HON Industries,
Inc.

Malcolm T. Hopkins-Age 69                          III              33,457(3)         (1)
Asheville, North Carolina. Director
since May 1986. Retired October 1984
as Vice Chairman and Chief Financial
Officer, St. Regis Corporation, a
diversified, multi-national forest
products company, that also had
insurance, oil and gas and chemical
operations. Presently a private
investor and a Director of The
Columbia Gas System, Inc.,
Metropolitan Series Fund, Inc.,
various State Street Research Mutual
Funds, EMCOR Group Inc., Phar-Mor,
Inc. and U.S. Home Corporation.

                                                                 NUMBER OF
                                                                 SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY
                                                               OWNED DIRECTLY
                                                               OR INDIRECTLY
        DIRECTOR, NOMINEE OR                     DIRECTOR       ON MARCH 24,       PERCENT
       NAMED EXECUTIVE OFFICER                    CLASS             1997           OF CLASS
       -----------------------                   --------      --------------      --------
Donald Paul Hodel-Age 61                           III              22,200(3)(4)      (1)
Silverthorne, Colorado. Director
since September, 1990. Presently
Managing Director of Summit Group
International, Ltd., an energy and
natural resources consulting firm;
Director of The Columbia Gas System
Inc.; Director of Taylor Energy
Company, a privately-held independent
oil and gas company; Vice-Chairman,
Texon Corporation; Director of Hart
Publications Inc. and Eagle
Publishing, Inc.; From 1985 to 1989,
Secretary, U.S. Department of the
Interior. Secretary, U.S. Department
of Energy 1982-1985. Under Secretary,
U.S. Department of the Interior
1981-1982.

Frank A. McPherson-Age 63                          III                   0            (1)
Oklahoma City, Oklahoma. Nominee for
Class III Director. Chairman of the
Board and Chief Executive Officer of
Kerr-McGee Corporation from May 1983
to February 1997; Presently Director
of Kimberly-Clark Corporation, Bank
of Oklahoma, N.A., Tri-Continental
Corporation, Seligman Select
Municipal Fund, Inc., Seligman
Quality Municipal Fund, Inc. and each
of the Seligman Group of Mutual
Funds; Previously Director of the
Federal Reserve Bank of Kansas City
and the American Petroleum Institute.

John L. Whitmire-Age 56                            III                   0            (1)
Houston, Texas. Nominee for Class III
Director. Chairman of the Board and
Chief Executive Officer of Union
Texas Petroleum Holdings, Inc. since
January 1996; Executive Vice
President -- Worldwide Exploration
and Production from January 1994 to
January 1996 and Senior Vice
President -- Worldwide Exploration
and Production from December 1991 to
January 1994 for Phillips Petroleum
Company; Presently Director of the
American Petroleum Institute and the
National Audubon Society.

                                                                 NUMBER OF
                                                                 SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY
                                                               OWNED DIRECTLY
                                                               OR INDIRECTLY
        DIRECTOR, NOMINEE OR                     DIRECTOR       ON MARCH 24,       PERCENT
       NAMED EXECUTIVE OFFICER                    CLASS             1997           OF CLASS
       -----------------------                   --------      --------------      --------
Robert G. Sachse                                                    53,809(2)         (1)
Philip W. Baxter                                                    56,304(2)         (1)
David W. Bowman                                                    141,056(2)         (1)
Jack D. Maynard(5)                                                  83,492(2)         (1)
All Directors and Executive Officers                             1,459,784(2)(3)     2.7%
as a group (18 persons)

---------------

(1) Does not exceed one percent.

(2) Includes options for the Company's Common Stock that may be exercised within 60 days by Messrs. Barnes (460,228), Sachse (36,564), Baxter (18,333),
    Bowman (94,760), Maynard (46,954) and by all Executive Officers and Directors as a group (878,803). Also includes shares of the Company's Common Stock that are allocated as of December 31, 1996 under the MAPCO Inc. & Subsidiaries Profit Sharing and Savings Plan ("PSSP") (Mr. Barnes 4,345 shares, Mr. Sachse 3,674 shares, Mr. Baxter 7,317 shares, Mr. Bowman 9,232 shares and Mr. Maynard 3,837 shares). Shares held in the MAPCO Inc. and subsidiaries Employee Stock Ownership Plan ("PAYSOP") were either distributed to participants, transferred to the PSSP or cashed out upon termination of the PAYSOP, effective December 31, 1996.

(3) Includes options for the Company's Common Stock that may be exercised within 60 days by all non-employee Directors under the 1989 Outside Directors Stock Option Plan and includes shares held in the dividend reinvestment plan of MAPCO Inc. Fractional shares held in the dividend reinvestment plan have been rounded.

(4) Includes 200 shares held by spouse.

(5) Mr. Maynard, 53, served the Company as Senior Vice President from May 1990 until February 1997, at which time he became President of a new Company subsidiary and Vice President of the Company.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During 1996, Mr. Wayne K. Goettsche, an outside Director for the Company for a portion of the year, was employed through Quoin Financial Corporation as a consultant for the Company to explore opportunities in mining and coal sales in foreign markets. Mr. Goettsche is Chairman of the Board of Quoin and he and members of his family are beneficiaries of a trust which owns the common stock of Quoin. Mr. Goettsche was paid $402,146 for consulting services to the Company and expenses incurred from January 1, 1996 through July 26, 1996, when he resigned from the Company's Board of Directors. He continued to provide consulting services following his resignation from the Board.

               MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD

     During 1996, nine meetings of the Board of Directors were held and all Directors attended 100% of all Board and Committee meetings. The Board has established five committees to assist it in the discharge of its responsibilities. The principal functions of each committee are described in the succeeding paragraphs.

                              EXECUTIVE COMMITTEE

     The Executive Committee has and may exercise all the powers of the Board of Directors except to (1) elect Directors, (2) alter, amend or repeal the Company's By-laws, (3) declare any dividend or make any other distribution to the Stockholders of the Company, (4) appoint any member of any Board Committee or

(5) authorize any merger or consolidation, or sale, lease or encumbrance of all or substantially all the assets of the Company, or any acquisition by the Company of all or substantially all of the business or assets of any other corporation or entity. The Committee did not meet in 1996. The Committee members are James E. Barnes (Chairman), Malcolm T. Hopkins, Robert L. Parker and Frank
T. MacInnis. Mr. Schmidt is also a member of the Committee and plans to retire but will remain on the Board until after this Annual Meeting.

                                AUDIT COMMITTEE

     The Audit Committee's functions are (1) to recommend to the Board of Directors, subject to stockholder approval, the selection of the Company's independent auditors, (2) on behalf of the Board of Directors, to oversee the Company's financial reporting process, (3) to review and discuss with the internal auditor and the independent auditors the overall scope and specific plans for their respective audits, (4) to review and discuss with the internal auditor and independent auditors the results of their examinations, their evaluations of the Company's internal controls, and their assessments of the overall quality of the Company's financial reporting, and (5) such additional duties as may be assigned by the Board of Directors. This Committee had five meetings during 1996. The Committee members are Malcolm T. Hopkins (Chairman), Harry A. Fischer, Jr. and Frank T. MacInnis.

                             COMPENSATION COMMITTEE

     The Compensation Committee's functions are to (1) determine appropriate total compensation level and the elements of compensation for the Chief Executive Officer ("CEO"), (2) review the CEO's recommendation for, and approve, the total compensation level and elements of compensation for the remaining Executive Officers (those officers with reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended), (3) review recommendations and approve for all Executive Officers incentive plan performance goals and targets and the overall level of incentive awards, monitor the effectiveness and appropriateness of the incentive plans in which Executive Officers participate and determine when goals have been achieved, (4) monitor the appropriateness and consistency of the Company's compensation practices and the Company's overall compensation goals, policies and philosophies, (5) review from time to time surveys and other data prepared by third party consultants to gauge the competitiveness and appropriateness of levels and elements of compensation and benefits, including perquisites provided to executives of the Company, (6) review from time to time the level and composition of compensation, benefits and perquisites provided to non-employee members of the Board of Directors, (7) amend and oversee the administration of health plans and qualified and non-qualified benefit plans, including approving all discretionary or supplemental contributions to profit sharing plans, and delegate to the management of the Company limited authority to amend benefit plans, (8) evaluate the performance of the CEO and other Executive Officers and counsel the CEO and Senior Vice President -- Human Resources in management development and performance evaluation matters, (9) assure that effective succession planning is conducted for the CEO and other Executive Officers, (10) review and approve compensation and benefit information to be included in the Company's annual proxy statement and prepare, over the names of the Committee members, the "Compensation Committee Report on Executive Compensation" on an annual basis for the Company's proxy statement, (11) review the Company's policies and practices with respect to workforce diversity, (12) recommend to the Board of Directors for final approval: the adoption of health plans and qualified and non-qualified benefit plans and the adoption and amendment of executive incentive compensation and stock-based plans, the adoption and amendment of compensation and benefit plans and programs for non-employee members of the Board of Directors and employment continuation agreements or similar agreements proposed to be entered into with any executive. This Committee had eight meetings during 1996. The Committee members are Samuel F. Segnar (Chairman), Donald Paul Hodel, Donald L. Mellish and Robert L. Parker. Mr. Schmidt is also a member of the Committee and plans to retire but will remain on the Committee until after this Annual Meeting.

                              GOVERNANCE COMMITTEE

     The Governance Committee's functions are to recommend candidates for membership on the Board of Directors and to recommend the duties and makeup of the committees of the Board of Directors. To be considered for inclusion in the slate of nominees proposed by the Board of Directors at the next annual meeting, such recommendations, including the nominees' qualifications and consent, should be sent to the Committee in care of the Secretary of the Company and received no later than December 31, 1997. The Committee had six meetings in 1996. The current Committee members are Donald L. Mellish (Chairman), Donald Paul Hodel, Robert L. Parker and Samuel F. Segnar. Mr. Schmidt is also a member of the Committee and plans to retire but will remain on the Committee until this Annual Meeting.

     Under the Governance Policy adopted by the Board in 1996, Board membership is to consist of executives having a diversity of experience, gender, race and age with a current affiliation which affords exposure for the Company to contemporary business issues. The Policy also requires that Board membership be comprised overwhelmingly in favor of independent, Outside Directors. In addition, consideration is to be given to rotation of Director Committee memberships to broaden a Director's contribution and impact on the Board. The Policy encourages Board members to own the Company's Common Stock and to volunteer to resign when responsibilities change from that held when elected to the Board or upon reaching age 70.

     The Governance Committee is charged with the overall responsibility for identifying, screening and recommending prospective Board members and current Directors who are eligible to stand for re-election. The Committee is also to review the Governance Policy on a periodic basis to ensure the Policy receives scrutiny by the Board and that the stated guidelines remain current.

                               FINANCE COMMITTEE

     The Company, in January of 1997, filed a $500 million shelf registration statement with the Securities and Exchange Commission. In anticipation of the shelf and debt offerings thereunder, the Board of Directors, at its November 26, 1996 meeting, established a Finance Committee to review, approve and recommend to the full Board the issuance of debt securities offerings from time to time by the Company. The Committee is also authorized to approve rates, maturity dates, offering prices and similar varying terms of such offerings, as well as to approve the principal amount of securities to be offered from time to time in one or more series and the timing of any such issue with total aggregate principal amounts approved in advance by the entire Board.

     Although originally intended to be a temporary ad hoc committee of the Board and an adjunct to the Audit Committee, the Finance Committee has now become a standing Committee of the Board of Directors.

     The Committee held one meeting in 1996. Members of the Committee are Malcolm T. Hopkins, Harry A. Fischer, Jr. and Frank T. MacInnis (Chairman).

                           COMPENSATION OF THE BOARD

     Employee directors are not compensated for services as a director. Non-employee directors ("Outside Directors") receive an annual retainer of $25,000 and, with the exception of director Donald L. Mellish, a fee of $1,000 for attendance at each Board or Committee meeting. Because Mr. Mellish routinely travels to Board or Committee meetings from outside the contiguous 48 states, he receives double the Board or Committee meeting attendance fee of $1,000; provided, however, if the Board and Committee meetings are held jointly, only his Board attendance fee is doubled. The Audit and Compensation Committee Chairmen receive additional annual compensation of $4,000 and the Governance and Finance Committee Chairmen receive annual compensation of $3,000 in addition to Committee attendance fees. The Company also reimburses its Directors for travel, lodging and related expenses incurred in attending Board and Committee meetings and provides each Outside Director with $100,000 in life insurance benefits and $250,000 in accidental death and dismemberment insurance benefits.

     Outside Directors whose service began prior to January 1, 1996 are eligible to participate in the 1986 Retirement Plan for Non-Employee Directors (the "Director Retirement Plan"). Under the Director Retirement Plan, an Outside Director who has completed at least five years of service as a member of the Board of Directors and retires from the Board after attaining age 70 will receive a benefit for life equal to the annual retainer fee payable to an Outside Director at the time of his retirement. An Outside Director who has not attained age 70 at the time he leaves the Board, but who has completed at least five years of service as a member of the Board, will generally receive a benefit equal to the annual retainer fee then payable to an Outside Director for the lesser of (i) the number of years during which the Outside Director served as a member of the Board or (ii) ten years. Upon the occurrence of a Change in Control (as defined in the Employment Continuation Agreements for executive officers described below), all Outside Directors will be entitled to receive a benefit under such plan, regardless of the length of Board membership. Such benefit will be equal to the annual retainer fee then payable to an Outside Director during his lifetime for a period equal to the greater of (i) the number of years during which the Outside Director served as a member of the Board or (ii) ten years.

1989 OUTSIDE DIRECTOR STOCK OPTION PLAN

     In 1989, the Company, with the approval of the Stockholders, adopted the 1989 Outside Director Stock Option Plan (the "Director Plan"). All Outside Directors are eligible to participate in the Director Plan. Including the two nominees for election at this Annual Meeting and Mr. Schmidt, who will retire following this Annual Meeting, there are currently ten Outside Directors.

     The maximum number of shares of the Company's Common Stock that may be issued under the Director Plan is 400,000(1). In the event of a stock split or a stock dividend or other relevant change affecting the Company's Common Stock, appropriate adjustments may be made in the number of shares that could be issued in the future and in the number of shares and price of all outstanding options granted before such event. If an option is canceled or expires without the issuance of shares, the shares subject to such option will be available for future grants under the Director Plan.

     Annual Grants. In each calendar year during the term of the Director Plan, each Outside Director will receive an immediately exercisable option having a ten-year term to purchase 2,000 shares(1) of the Company's Common Stock. Each such annual award shall be made on the later of the first business day following the annual meeting of the Company's Stockholders or June 1 and shall have an option price equal to the fair market value of a share of the Company's Common Stock on the date of grant.

     Termination of Board Membership. In the event that an Outside Director's board membership terminates by reason of retirement after attaining age 70, long-term disability or death, such Director's options may thereafter be exercised in full in the case of retirement for a period of three years and in the case of death or disability for a period of one year, subject in each case to the stated term of the option. In the event an Outside Director's Board membership terminates for any other reason, such Director's options will expire.

     Other Information. The Board may terminate or suspend the Director Plan at any time but such termination or suspension shall not affect any options then outstanding. Unless sooner terminated by action of the Board, the Director Plan will terminate on March 29, 1999, but options outstanding on such date shall continue to be outstanding until the expiration of their terms. The Board may also amend the Director Plan as it deems advisable, but unless the Stockholders approve, no such amendment may materially increase the benefits to Outside Directors. In addition, no such amendment shall adversely affect any option theretofore granted under the Director Plan without the holder's consent.

OUTSIDE DIRECTOR PHANTOM STOCK PLAN

     In January of 1996, the Company adopted the MAPCO Inc. Outside Director Phantom Stock Plan (the "Phantom Plan"), effective as of January 1, 1996. All Outside Directors are eligible to participate in the Phantom Plan.

     Under the Phantom Plan, on June 1 of each year, each Outside Director of the Company will receive "phantom" shares of the Company's common stock ("Phantom Stock") equal to one-half of the amount of the then current Annual Retainer. In addition, an Outside Director may elect to have all or a part of the Annual Retainer Fee payable by the Company converted to Phantom Stock. The shares held as Phantom

---------------

    (1) after giving effect to the Company's two-for-one stock split effected in the form of a stock dividend to stockholders of record as of September 16, 1996.

Stock are adjusted for cash dividends, stock dividends, stock splits, mergers and other changes in capitalization of the Company.

     The Phantom Plan is a cash-only plan which was intended to qualify for the exemption available under Rule 16b-3 of the Securities Exchange Act of 1934 ("Rule 16b-3") with respect to awards made pursuant to a formula set forth in the Plan and is to be administered so as to comply with Rule 16b-3. Although the Rule 16b-3 rules were changed in 1996 regarding "cash only" plans, Directors who were in the Phantom Plan prior to August 15, 1996 will continue to receive the benefit of the prior exemption from both liability and from the reporting obligations of Rule 16(a). Transactions in the Phantom Plan by Directors who join the Board after August 15, 1996 will be exempt from liability but not from the reporting obligations of Rule 16(a). Directors have no rights as shareholders of the Company with respect to Phantom Stock granted under the Phantom Plan. The Phantom Plan is administered by the Compensation Committee of the Board of Directors and will terminate on the date of the Annual Meeting of Stockholders in 2006. The Phantom Plan may be amended, modified or terminated by the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued by the Company for services provided during the fiscal years ended December 31, 1996, 1995 and 1994 to the Chief Executive Officer and the four other most highly compensated executive officers (the "named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                           ANNUAL COMPENSATION           AWARDS
                                         ------------------------
                                                                       SECURITIES        ALL OTHER
           NAME AND                                                    UNDERLYING       COMPENSATION
      PRINCIPAL POSITION        YEAR     SALARY ($)     BONUS ($)     OPTIONS(#)(1)        ($)(2)
      ------------------        ----     ----------     ---------     -------------     ------------
James E. Barnes                 1996      795,000       1,590,000        200,000           48,605
Chairman of the Board,          1995      795,000               0        280,000           48,154
President & CEO                 1994      720,000               0        178,838           34,886

Robert G. Sachse                1996      260,917         500,000        127,812           18,605
Executive Vice President,       1995      233,000               0         68,000           11,429
COO                             1994      207,000               0         35,510           15,336

Philip W. Baxter                1996      236,666         450,000        150,119           17,308
Executive Vice President,       1995      188,000               0         54,918            9,901
CFO                             1994      168,500               0         49,972           11,251

David W. Bowman                 1996      249,200         350,000         64,618           17,685
Senior Vice President,          1995      249,000               0         60,000           17,011
General Counsel & Secretary     1994      239,000               0         49,370           12,132

Jack D. Maynard                 1996      226,750         300,000         64,767           17,068
Senior Vice President,          1995      209,333               0         52,000           14,695
HR & Administration(3)          1994      195,000               0         51,376           15,025

---------------

(1) Under the 1989 Stock Incentive Plan, MAPCO has a replacement option feature providing for additional options to restore the potential future appreciation of any outstanding shares actually used to exercise an option, as well as shares forfeited for tax withholding ("Replacement Option"). Replacement Options are granted only in connection with stock-for-stock exchanges where an optionee exercises vested stock options with already owned stock of the Company. The Replacement Option which is received by the optionee is equal to the number of shares used to exercise the original options plus those shares forfeited for tax withholding. Replacement Options have terms substantially similar to the original option, including the same expiration date, except they have an exercise price per share equal to the fair market value of a share of common stock on the date the Replacement Option is granted. Replacement Options are not exercisable for at least six months from the date of grant for those granted prior to January 22, 1992 and twelve months for those granted on and after January 22, 1992. By recapturing the potential for future appreciation through the Replacement Options, key management is provided with the incentive to acquire shares rather than hold options until the end of the exercise period. Replacement Options are granted only to the extent existing shares held by the employee are exchanged to exercise options and accordingly, the total number of options granted never exceeds shareholder approved limits under the stock option plans. The CEO has set stock ownership targets for each key member of management including the named Executive Officers. The Replacement Option program has encouraged stock option exercises and helped to increase stock ownership of key management. The Replacement Option feature is also discussed below in the Compensation Committee Report on Executive Compensation.

(2) All Other Compensation includes Company matching contributions to the MAPCO Inc. & Subsidiaries Profit Sharing and Savings Plan (PSSP) and compensation paid to or on behalf of the named Executive Officers participating in a nonqualified defined contribution plan. Company matching contributions to the PSSP for 1996 on behalf of Messrs. Barnes, Sachse, Baxter, Bowman and Maynard were $11,547, $12,412, $11,908, $12,263 and $12,825 respectively.
    Compensation was paid to or on behalf of Messrs. Barnes, Sachse, Baxter, Bowman and Maynard of $37,058, $6,193, $5,400, $5,422 and $4,243
    respectively for participation in a non-qualified defined contribution plan.

(3) Effective February 15, 1997 Mr. Maynard became President of a Company subsidiary and Vice President of MAPCO Inc.

     The following table contains information concerning the grant of stock options during fiscal year 1996 to the named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                  ------------------------------------------------------
                                                        % OF                                GRANT DATE
                                    NUMBER OF          TOTAL                                   VALUE
                                   SECURITIES         OPTIONS                              -------------
                                   UNDERLYING        GRANTED TO   EXERCISE                  GRANT DATE
                                     OPTIONS         EMPLOYEES      PRICE     EXPIRATION   PRESENT VALUE
              NAME                GRANTED(#)(1)       IN 1996     ($/SHARE)    DATE(3)        ($)(4)
              ----                -------------      ----------   ---------   ----------   -------------
James E. Barnes..................200,000             14.5%        27.5000     01/22/06     2,240,458

Robert G. Sachse................. 50,000              3.6%        27.5000     01/22/06       560,114
                                  70,000(2)           5.1%        28.3750     09/11/06       817,981
                                       2,505            0.2%       34,0000     01/23/01         22,712
                                       1,691            0.1%       34.0000     12/11/97         15,332
                                         778            0.1%       34.0000     12/11/97          7,054
                                         601            0.0%       34.0000     12/11/97          5,449
                                       1,833            0.1%       34.0000     12/11/97         16,619
                                         404            0.0%       34.0000     12/11/97          3,663

Philip W. Baxter................. 50,000             3.6%         27.5000     01/22/06      560,114
                                  70,000(2)          5.1%         28.3750     09/11/06      817,981
                                       2,645            0.2%       33.0000     01/23/01         23,486
                                       3,105            0.2%       33.0000     01/22/02         27,571
                                       5,148            0.4%       33.0000     01/23/01         45,712
                                       3,595            0.3%       33.0000     01/30/00         31,922
                                       5,132            0.4%       33.0000     02/24/99         45,570
                                         330            0.0%       33.0000     12/11/97          2,930
                                         370            0.0%       33.0000     02/24/99          3,285
                                       1,639            0.1%       33.0000     01/30/00         14,554
                                       1,824            0.1%       33.0000     12/11/97         16,196
                                       1,328            0.1%       33.0000     12/11/97         11,792

David W. Bowman.................. 40,000             2.9%         27.5000     01/22/06     448,091
                                       7,396            0.5%       33.5000     01/23/01         67,266
                                       6,073            0.4%       33.5000     12/11/97         55,234
                                       2,487            0.2%       33.5000     12/11/97         22,619
                                       2,966            0.2%       33.5000     12/11/97         26,976
                                       5,696            0.4%       33.5000     12/11/97         51,805

Jack D. Maynard.................. 40,000             2.9%         27.5000     01/22/06     448,091
                                       5,965            0.4%       32.5000     01/23/01         52,211
                                       7,585            0.5%       32.5000     01/22/02         66,390
                                       2,461            0.2%       32.5000     12/11/97         21,541
                                       5,512            0.4%       32.5000     02/24/99         48,246
                                       1,966            0.1%       32.5000     01/30/00         17,208

---------------

(1) The first line of the Options Granted column for each named Executive Officer denotes original grants made by the Compensation Committee which become exercisable in one-third increments over years four, five and six of the option.

(2) The second line of the Options Granted column for Robert G. Sachse and Philip W. Baxter denotes an original grant made by the Compensation Committee which become exercisable in one-third increments over years two, three and four of the option. Messrs. Sachse and Baxter received additional stock option grants in 1996 in connection with their promotions to Executive Vice-President of the Company. These awards were granted early in lieu of a normal grant in January of 1997.

(3) Original grants made by the Compensation Committee expire ten (10) years from the grant date. Replacement Options have the same expiration date as the original options they have replaced. Replacement Options are denoted by indented lines in the chart. See Footnote 1 under the Summary Compensation Table for additional information regarding Replacement Options.

(4) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation methods, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value for all original grants: the option term is assumed to be two years after vesting, interest rates of 5.60% and 6.69%, volatility of 17.29% calculated by using daily stock prices for the calendar year 1996, and a dividend yield of 3.27% and 3.17% per share. The following assumptions were made for purposes of calculating the Grant Date Present Value for all Replacement Options: the option term is assumed to be three years after vesting, interest rates between 5.79% and 6.44%, volatility of 17.29% calculated by using daily stock prices for the calendar year 1996, and a dividend yield between 2.65% and 3.10% per share. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period.

     The following table contains information concerning aggregated stock option exercises during 1996 by the named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                             NUMBER OF
                                                                            SECURITIES        VALUE OF
                                                                            UNDERLYING       UNEXERCISED
                                         NUMBER OF                          UNEXERCISED     IN-THE-MONEY
                                        SECURITIES                          OPTIONS AT       OPTIONS AT
                                        UNDERLYING                           FY-END(#)      FY-END($)(3)
                                          OPTIONS            VALUE         EXERCISABLE/     EXERCISABLE/
                NAME                  EXERCISED(#)(1)    REALIZED($)(2)    UNEXERCISABLE    UNEXERCISABLE
                ----                  ---------------    --------------    -------------    -------------
James E. Barnes......................     58,820             66,642          501,062/         2,929,886/
                                                                              678,000          4,337,500
Robert G. Sachse.....................      8,766             65,987          136,360/           163,321/
                                                                              230,478          1,387,870
Philip W. Baxter.....................     31,637             93,028           12,039/            21,068/
                                                                              231,116          1,298,116
David W. Bowman......................     27,666            196,252           84,760/           470,311/
                                                                              174,618            973,559
Jack D. Maynard......................     27,048            151,022           45,888/           101,890/
                                                                              154,155            876,229

---------------

(1) Includes shares forfeited for the named Executive Officers' state and federal tax withholding obligations and shares tendered in payment of the option exercise prices.

(2) Includes value of shares forfeited by the named Executive Officer for state and federal tax withholding obligations.

(3) The value of the unexercised in-the-money options was calculated using the composite NYSE closing price on December 31, 1996 of $34.00.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of Non-Employee Directors within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended. The Committee is responsible for establishing and administering the Company's executive compensation programs.

COMPENSATION PHILOSOPHY

     The Committee's compensation philosophy is designed to support the Company's primary objective of creating value for shareholders. The Committee believes that the following compensation strategies for its Executive Officers achieve this objective:

     - Attract and retain talented executives -- The Company provides core compensation in the form of base salary and benefit programs that are comparable to those of peer companies (described below) and similarly-sized domestic general industry companies. The base salary target is generally established at the 50th percentile of peer company and general industry survey results. For higher levels of responsibility, the base salary component is a diminishing portion of the executive's potential total compensation.

     - Emphasize pay for performance -- The Incentive Compensation Plan ("ICP") described below establishes a significant relationship between current Company performance and incentive compensation, on a sliding scale basis with substantial rewards possible for exceptional results and no reward for poor results.

     - Encourage management stock ownership -- The Committee firmly believes that long-term shareholder value will be significantly enhanced by management stock ownership. As a result, the Company's stock option program strongly encourages stock ownership by Executive Officers.

     Section 162(m) of the Internal Revenue Code ("Section 162(m)")imposes a limitation on the deduction for certain Executive Officers' compensation unless certain requirements are met. The Committee has carefully considered the impact of this tax law and has taken certain actions intended to preserve the Company's tax deduction with respect to any affected compensation. The Company's ICP, which was approved by stockholders at the Company's 1995 Annual Meeting, and in which all named Executive Officers participated in 1996, is designed to qualify incentive compensation payments for tax deductibility under Section 162(m). The ICP includes a long-term and short-term component, providing potential incentive compensation for participants on an annual (short-term) basis or over a three year period (long-term). In prior years, under Section 162(m) transition rules, the Company's 1989 Stock Incentive Plan ("1989 Plan") qualified for tax deductibility. With the finalization of Section 162(m), the Company has adopted, subject to shareholder approval at the May, 1997 Annual Meeting, amendments to the 1989 Plan to qualify future stock option grants and awards for tax deductibility. The 1989 Plan amendments are discussed in more detail below.
The following are descriptions of the Company compensation programs for Executive Officers including the Chief Executive Officer ("CEO").

BASE SALARY

     The Company generally establishes base salary ranges by considering peer company and general industry information. The base salary targets are typically set at the 50th percentile.

     Peer companies, for compensation purposes, have been identified by the Company, with the assistance of outside consultants, as fourteen (14) companies with fairly comparable size and business activities to that of the Company. Seven (7) of these peer companies are also included in the S&P Energy Composite Index which is used in the Five Year Total Return Graph shown below. The principal reason the Company utilizes peer companies for compensation comparisons and the S & P Energy Composite Index for performance comparisons is that the 14 companies chosen by the Company for compensation comparisons more accurately reflect the Company's competition for executive talent.

     The base salary and performance of each Executive Officer is reviewed periodically (at least annually) by his or her immediate supervisor (or the Committee, in the case of the CEO) resulting in salary actions as appropriate. An Executive Officer's level of responsibility is the primary factor used in determining base salary. Individual performance, peer company and general industry information are also considered in determining any salary adjustment. As compared to peer companies, the actual 1996 base salary of the CEO was above the 50th percentile and the actual 1996 base salaries of all other Executive Officers were slightly below the 50th percentile. The Committee reviews and approves all Executive Officer salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.

INCENTIVE AWARDS

     Named Executive Officers are eligible for an annual (short-term component) bonus under the ICP. For 1996, the performance measure selected by the Committee for the ICP was earnings per share. In the event the Company's earnings per share for 1996 met or exceeded a certain targeted level, all participants in the ICP, including the named Executive Officers, could receive an incentive award for 1996. Such awards are based upon salary level, the Committee's determination of the individual's position and level of responsibility and the Committee's assessment of the individual's impact upon the Company's financial success. The Committee has absolute discretion in reducing or eliminating the amount of an award for any individual included in the ICP. Because actual 1996 earnings per share significantly exceeded the target level set by the Committee and since the Committee determined that the performance of each named Executive Officer substantially contributed to the Company's overall financial success, all named Executive Officers received awards under the ICP.

     In 1996, the Company established an Executive Office, comprised of the CEO, the Executive Vice-President and Chief Operating Officer and the Executive Vice-President and Chief Financial Officer. The Executive Office was established to provide leadership and guidance for the Company's new strategic directions. Due to exceptional performance of their expanded responsibilities as members of the Executive Office, the Committee granted Mr. Sachse and Mr. Baxter a separate bonus in addition to their awards under the ICP. All incentive compensation received by the named Executive Officers is reflected in the "Bonus" column of the Summary Compensation Table above. (No incentive awards were paid to named Executive Officers in 1994 or 1995 because Company performance failed to achieve financial targets in those years.) Other Executive Officers were eligible for an annual bonus under other incentive plans provided for by the Company. For 1996, the financial performance measure selected by the Committee for these incentive plans was operating profit. In addition, each plan had non-financial performance measures (key indicators) which could impact bonus amounts up to 50%. As with the named Executive Officers, due to record operating profit for the Company for 1996, all other Executive Officers received an incentive award for 1996 (adjusted for non-financial performance measures) based upon salary level, position, level of responsibility and the supervisor's assessment of the individual's impact upon the Company's financial success.

STOCK OPTION PROGRAM

     The Company's current stock option program is designed to align management interests with those of shareholders. In furtherance of this objective, nonqualified stock options were granted in 1996, with the exercise price equal to the market price on the date of grant. Regular stock options only have value if the price of the Company's stock has appreciated in value from the date the stock options were granted.

     The level of stock option grants for Executive Officers (other than the CEO, which is discussed below) is determined by the Committee each year in consultation with the CEO. Awards for all employees (including all Executive Officers) are determined by giving equal consideration to base salary, level of responsibility and peer company long-term compensation information. In order to encourage increased Company performance in the future, the Company's 1996 award levels were slightly higher than option awards granted by peer companies. One-third of the options granted to Executive Officers in January 1996 will vest in the year 2000. The remaining two-thirds will vest equally in 2001 and 2002. Options granted to Executive Officers in September of 1996 will vest one-third in each of the years 1998, 1999 and 2000.

     The Company's stock option program is designed to encourage early exercise of options and retention of the issued stock, by including a reload option feature ("replacement option"). The Company also emphasizes stock retention by establishing target levels of stock ownership set by the CEO for each Executive Officer and other key employees. The replacement option provides for a new option for each share of Company stock tendered to satisfy an option exercise. The replacement option, granted at an exercise price equal to the then current market price, is for the number of shares exchanged to exercise the original options, plus shares withheld for taxes, and is exercisable for the remainder of the original option term. As a result of this design, early exercise and retention of stock is encouraged but stock option recipients can never obtain more shares of stock than represented by the original option grants. In addition, the Company is required to purchase shares in the open market equivalent to the number of shares issued under the stock option program.

     Since institution of the replacement option program and stock ownership targets in 1990, current Executive Officer stock ownership has increased by 307% to a total of 663,077 shares.

CEO COMPENSATION

     Mr. Barnes' compensation for 1996 consisted of the same three components described above for all Executive Officers: base salary, incentive compensation and stock option awards (in addition to participation in Company benefit programs). Because of his position in the salary range, Mr. Barnes did not receive a base salary increase in 1996.

     Mr. Barnes' incentive award for 1996 was determined in the same manner as with other named Executive Officers. Because actual 1996 earnings per share significantly exceeded the target level and the Committee determined that his performance substantially contributed to the Company's overall financial success (and to shareholder return), Mr. Barnes received a substantial award under the ICP for 1996. (Mr. Barnes did not receive an incentive award in 1994 or 1995 due to the Company's failure to achieve financial targets during those years.)

     Mr. Barnes was granted 200,000 (adjusted for the 1996 stock split) non-qualified stock options in 1996 under the Company's 1989 Plan. His award of stock options was slightly higher than that awarded to peer Company CEOs because the Committee continues to believe that long-term shareholder value will be enhanced through management stock ownership.

               Samuel F. Segnar, Chairman
               Donald P. Hodel
               Donald L. Mellish
               Robert L. Parker
               Herman J. Schmidt

PERFORMANCE GRAPH

     The following performance graph reflects yearly percentage changes in the Company's cumulative total stockholder return on Common Stock for the five fiscal years ended December 31, 1996, as compared with the cumulative total return of the S&P 500 Stock Index and the S&P Energy Composite Index. The graph assumes that $100 was invested on January 1, 1991 in the Company's Common Stock and in each of the referenced indices and assumes reinvestment of dividends.

     The Company's stock did not provide a higher cumulative total return over the five-year period depicted in the graph; however, for 1996, MAPCO's total return of 27.78% exceeded not only that of the S&P 500 (22.68%) but also the S&P Energy Composite (25.1%).

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                    MAPCO, S&P 500 and S&P Energy Composite

                                                                  S&P Energy
Year (end of year)                 MAPCO Inc         S&P 500       Composite
1991                                     100             100             100
1992                                      92             102             107
1993                                     107             118             118
1994                                     111             123             120
1995                                     103             160             164
1996                                     131             200             201

PENSION PLAN

     The pension plan, in which all eligible employees, including Executive Officers, participate, does not require or permit employees to make contributions. Contributions to the pension plan in respect of any person are not and cannot be separately or individually calculated.

        PENSION TABLE -- ANNUAL BENEFIT PAYABLE AT NORMAL RETIREMENT AGE

  AVERAGE                               YEARS OF SERVICE
   ANNUAL      -------------------------------------------------------------------
COMPENSATION      10         15         20         25          30           35
------------   --------   --------   --------   --------   ----------   ----------
 $  100,000    $ 17,708   $ 26,561   $ 35,415   $ 44,269   $   53,123   $   61,976
 $  250,000      46,958     70,436     93,915    117,394      140,873      164,351
 $  500,000      95,708    143,561    191,415    239,269      287,123      334,976
 $1,000,000     193,208    289,811    386,415    483,019      579,623      676,226
 $1,250,000     241,958    362,936    483,915    604,894      725,873      846,851
 $1,500,000     290,708    436,061    581,415    726,769      872,123    1,017,476
 $1,750,000     339,458    509,186    678,915    848,644    1,018,373    1,188,101
 $2,000,000     388,208    582,311    776,415    970,519    1,164,623    1,358,726

     The Pension Table above shows approximate total retirement benefits (expressed as an annual straight-life annuity) based on employment with the Company for an employee covered by the qualified and non-qualified retirement plans. "Average annual compensation" is determined with reference to the base salary and bonus compensation of the named Executive Officers disclosed in the Summary Compensation Table above, except as described below for Mr. Barnes. Average annual compensation levels are the average base salary and bonus compensation for the three highest consecutive years of the 10 years immediately before retirement date. The normal retirement date is at age 65, 66 or 67, depending upon the participant's birth year. The benefit amounts listed in the table are not subject to reduction for Social Security benefits or on any other basis except as noted below.

     At December 31, 1996, Messrs. Barnes, Sachse, Baxter, Bowman and Maynard, were credited with 13.58, 14.93, 17.18, 9.72 and 15.83 years of service, respectively. In addition, Mr. Barnes is, pursuant to a separate retirement agreement, credited with additional service equal to service earned with his prior employer (26 years). Such service is applied with reference to a modified base salary and bonus compensation at the Company which reflects only 50% of his promotion pay increases and bonus compensation. This additional retirement benefit is reduced by the retirement benefit earned by Mr. Barnes at his prior employer.

EMPLOYMENT CONTINUATION AGREEMENTS

     The Company has entered into Employment Continuation Agreements (the "Agreements") with six (6) of its Executive Officers (the "Officers"), including Messrs. Barnes, Sachse, Baxter, Bowman and Maynard.

     The Agreements with the Officers replaced similar agreements which expired on December 31, 1989. The Agreements were automatically extended on January 1, 1997, and will continue to automatically extend each January 1 thereafter unless, not later than October 1 of the preceding year, the Company shall have given notice that it does not wish to extend the Agreement and provided that if a Change in Control (as defined below) occurs, the Agreements shall automatically continue for twenty-four months beyond the month in which such Change in Control occurred. Under each Agreement, the Officer is obligated to remain in the Company's employ for the earliest of (a) nine months following the occurrence of a Potential Change in Control, (b) the date of a Change in Control, (c) the date the Officer terminates his employment by reason of Death, Disability or Retirement, or (d) the termination by the Company of the Officer's employment.

     For purposes of the Agreements, a "Change in Control" shall be deemed to have occurred if (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote; or (ii) during any period of two consecutive years (not including any period prior to the execution of the Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this Paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, more than 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     For purposes of the Agreements, a "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
(ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iii) any person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the corporation representing 10% or more of the combined voting power of the Company's then outstanding securities, increases such person's beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of the Agreement, a Potential Change in Control has occurred.

     If, within two (2) years following a Change in Control, an Officer's employment is terminated by the Company (other than for cause, as defined in the Agreements, or on account of the Officer's Death, or Disability) or by the Officer for other than Good Reason as defined in the Agreement, the Company will pay the Officer the following amounts (the "Severance Payment"):

          (a) A single sum payment equal to the product of three (3) times the sum of (i) the Officer's then current annual salary, plus (ii) the highest annual incentive compensation payment for the current calendar year or any of the last three (3) years, plus (iii) awards paid under the Company's Performance Bonus Plan or any successor thereto.

          (b) A single sum cash payment equal to the product of (x) and (y) where (x) equals the difference between (1) the closing price per share of the Company's Common Stock on the New York Stock Exchange Consolidated Tape (the "NYSECT") on the day immediately prior to the Change in Control of the Company and (2) the lowest closing price per share of the Company's Common Stock on the NYSECT on any day during the 60-day calendar day period immediately preceding the Change in Control of the Company and where (y) equals three (3) times the highest number of shares of the Company's Common Stock subject to any stock option granted to the Officer within 24 months of the Change in Control of the Company.

          (c) All reasonable and appropriate legal fees and expenses incurred by the Officer as a result of such termination (including all such fees and expenses, if any, reasonably incurred in contesting or disputing by arbitration or otherwise, any such termination or in seeking to obtain or enforce any right or benefit provided by the Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code"), to any payment or benefit provided under the Agreement); and

          (d) For a thirty-six (36) month period after the Date of Termination, the Company shall provide the Officer with benefits substantially similar to those which the Officer was receiving or entitled to receive under the Company's life, disability, accident and group health insurance plans or any similar plans in which the Officer was participating immediately prior to the Date of Termination at a cost to the Officer which is no greater than that cost to the Officer in effect at the Date of Termination.

          (e) In addition to the retirement benefits to which the Officer is entitled under the Supplemental Executive Retirement Plan ("SERP") and the Long-Term Incentive Plan ("LIP") or any successor plan thereto, the Company shall pay a single sum amount, in cash, equal to the actuarial equivalent of the excess of (x) over (y) where (x) is the amount of the retirement pension (determined as a straight-life annuity commencing at Normal Retirement Age as defined in the MAPCO Pension Plan) which the Officer would have accrued under the terms of the SERP (without regard to any amendment to the SERP made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Officer were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder at the Officer's highest annual rate of compensation during the twelve (12) months immediately preceding the Date of Termination, and where
     (y) is the amount of any vested retirement pension (determined as a straight-life annuity commencing at Normal Retirement Age) which the Officer had then accrued pursuant to the provisions of the SERP.

          (f) In addition to the retirement benefit the Officer is entitled to under the MAPCO Inc. and Subsidiaries Profit Sharing and Savings Plan, the Company shall pay the Officer a single sum amount, in cash, equal to eighteen percent (18%) times the Officer's highest annual rate of compensation during the twelve (12) months immediately preceding the Officer's Date of Termination.

     The Company has also agreed to pay the Officer an additional amount ("Gross-Up Payment") such that the net amount retained by the Officer upon the payments provided under the Agreement, after deduction of federal, state and local income tax and any tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (up to 20%), shall be equal to the Severance Payment.

     On January 31, 1990, the Board of Directors of the Company approved amendments to the Employment Continuation Agreements to provide that in the event of termination following a Change in Control, the benefits under the Company's SERP shall be determined as of the earliest possible retirement date using actuarial equivalents as defined in the Amendments.

     In addition to this change, an Amendment to the Employment Continuation Agreement of Mr. Barnes clarifies that in the event of termination following a Change in Control (1) retirement benefits, including that payable under the Supplemental Retirement Agreement ("SRA"), are calculated based upon the earliest permitted retirement date and (2) SRA benefits are payable in a single sum based upon actuarial equivalents, as defined in the Amendment. An additional amendment to the Employment Continuation Agreement of Mr. Barnes was entered into in 1991 to coordinate changes made in his supplemental retirement agreement as discussed above.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has, by resolution, selected Deloitte & Touche LLP independent auditors to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1997. Accordingly, this selection is being presented to the Stockholders for ratification at this Annual Meeting.

     The firm of Deloitte & Touche LLP has audited the Company's books annually since 1969, has offices in or convenient to the localities where the Company or its subsidiaries operate and is considered to be well qualified. If the Stockholders do not approve the selection of Deloitte & Touche LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

     Audit services performed by Deloitte & Touche LLP during 1996 included examinations of the Consolidated Financial Statements of the Company and its subsidiaries, limited reviews of interim financial information, services related to filings with the Securities and Exchange Commission and consultations on matters related to accounting, financial reporting, taxation and general business advice.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders at which time they will have an opportunity to make a statement and will be available to respond to any appropriate questions from the floor.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP TO AUDIT THE COMPANY'S BOOKS.

                        PROPOSAL TO APPROVE AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION

INTRODUCTION

     The Board of Directors of the Company has approved and unanimously recommends adoption of a proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized capital stock of the Company from 76,000,000 shares to 116,000,000 shares. A copy of the Certificate of Amendment is attached as Exhibit "A" (the "Amendment"). The Board believes that the best interests of the Company and its stockholders will be served by the adoption of the Amendment.

     If approved by the stockholders at the Annual Meeting by the affirmative vote of a majority of the outstanding shares, the Amendment will become effective upon filing with the Secretary of State of the state of Delaware.

EXPLANATION OF THE PROPOSED AMENDMENT

     The Company's Restated Certificate of Incorporation currently provides for 75,000,000 authorized shares of Common and 1,000,000 shares of Preferred Stock. If the Amendment is adopted, the Company will be authorized to issue an additional 40,000,000 shares of Common Stock. The authorized Preferred Stock will remain the same.

     As of March 24, 1997, there were 54,751,504 shares of the Company's Common Stock issued and outstanding and 8,380,304 treasury shares. In addition, approximately 3,345,411 shares are reserved for stock option exercises and awards and restrictive stock awards under the Company's stock option plans. As of March 24, 1997, there remained 8,522,781 shares of authorized Common Stock which were neither issued nor subject to reservation. After the proposed increase in the number of authorized shares of Common Stock, on the basis of the shares issued and reserved for issuance as of March 24, 1997, a total of 48,522,781 shares will be authorized but not issued or subject to reservation.

     The Company has no current plans to issue common equity. The additional Common Stock to be authorized by the Amendment would be available for issuance from time to time without further action on the part of the stockholders for any proper corporate purpose and further authorization for the issuance of such additional Common Stock by a vote of the stockholders will not be solicited prior to such issuance. Such purposes might include, without limitation, issuances of Common Stock in public or private sales for cash as a means of obtaining capital for use in the Company's business or as all or part of the consideration to be paid by the Company for the acquisition of other business properties and the issuance of Common Stock in connection with stock splits or dividends and under the Company's plans. The Board does not intend to issue any Common Stock except on terms which it deems to be in the best interests of the Company and its stockholders. Depending on the circumstances, any issuance of additional shares of Common Stock could effectively dilute the currently issued and outstanding shares of Common Stock. The proposal to increase the number of authorized shares is not intended as an anti-takeover measure, but the unissued shares would be available for issuance as an appropriate response to an actual or threatened attempt to acquire control of the Company or as a strategic measure to deal with potential takeover activity. The Company has no agreement or commitment concerning the issuance of any additional stock other than under the plans as specified above.

VOTE REQUIRED FOR THE PROPOSAL

     Approval of the proposed Amendment will require the affirmative vote of holders of at least a majority of the outstanding shares of the Company's Common Stock. Abstentions and broker non-votes will have the effect of votes against the proposed Amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

                        PROPOSAL TO APPROVE AMENDMENT TO
                    THE COMPANY'S 1989 STOCK INCENTIVE PLAN

     On March 25, 1997, the Board of Directors unanimously approved, subject to approval by the Company's stockholders, an amendment to the Company's 1989 Stock Incentive Plan, as amended and restated effective June 1, 1992 (the "1989 Plan"), to assure that any stock options granted and any restricted stock or deferred stock awards made to the Company's Executive Officers which will vest, if at all, upon the attainment of performance objectives ("Performance Awards") will continue to qualify as "other performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to each of its chief executive officer and its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to certain performance-based compensation that is paid pursuant to a plan or program approved by the Company's stockholders and that specifies the performance objectives to be obtained, the class of employees eligible to receive awards and the maximum amount that can be paid to eligible employees under such plan or program. Stock options are inherently performance-based, since they provide value to employees only if the stock price appreciates. For other equity awards to qualify for the exception available for performance-based compensation, stockholders must approve the performance objectives to which such awards relate. While Section 162(m) generally became effective with respect to compensation payable after 1993, a special rule stated that options or Performance Awards granted under the 1989 Plan prior to the 1997 Annual Meeting of Stockholders would be treated as performance-based compensation without stockholder approval of the otherwise required per person award limits or the performance objectives.

     Specifically, the proposed amendment limits the maximum number of shares of the Company's Common Stock that may be awarded to any single participant in any twelve month period to 350,000 shares, in the case of stock options and 100,000 shares in the case of Performance Awards. The amendment also specifies the performance criteria for Performance Awards as any one or more of the following performance criteria: (A) return on equity, (B) total return to stockholders,
(C) operating revenues, (D) net income, before or after taxes, (E) earnings per share and (F) changes in the value of the Company's Common Stock (the "Performance Objectives"), and states that whether the Performance Objectives are achieved may be determined based upon the performance of the Company, any of its subsidiaries or affiliates or any business unit or division of any of the foregoing or by reference to the performance of any of the Company, any subsidiary or any affiliate relative to other companies.

     To be approved, the proposed amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting on this proposal (including broker non-votes) will have the effect of votes against this proposal. If not otherwise specified, properly executed proxies will be voted in favor of the proposal. If stockholders do not approve the amendment to the 1989 Plan, no option grants or Performance Awards will be made to the Company's Executive Officers under the 1989 Plan following the 1997 Annual Meeting of Stockholders.

     On March 24, 1997, the closing price of the Company's stock on the New York Stock Exchange was $31.50 per share.

     The Board of Directors unanimously recommends that stockholders vote "FOR" approval of the amendment to the 1989 Plan.

     The following is a summary of the material terms of the 1989 Plan, as amended by the proposed amendment.

GENERAL INFORMATION REGARDING THE 1989 PLAN

     The 1989 Plan is administered by the Compensation Committee (the "Committee"), which is authorized to grant stock options, stock appreciation rights, restricted and deferred stock grants and stock purchase rights to employees of the Company and its subsidiaries. While the number of grantees will vary from year to year, in 1996, 204 employees, including officers, received awards under the 1989 Plan.

     The maximum number of shares of the Company's Common Stock that may be issued under the 1989 Plan is 4,000,000.(2) If shares under a grant are not issued, those shares will again be available for inclusion in future grants. Additionally, there is available for issuance under the 1989 Plan any shares subject to options under certain prior plans which are canceled, terminated or otherwise settled without the issuance of shares of the Company's Common Stock or a direct payment in cash. Payment of cash in lieu of shares will not be considered an issuance of shares of Common Stock under the 1989 Plan. In order to maintain stockholder value in the Company's shares, shares must be purchased by the Company from time to time in the open market equivalent to the shares issued or expected to be issued under the 1989 Plan. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Company's shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event.

GRANTS UNDER THE 1989 PLAN

     Because of the replacement option feature of the 1989 Plan, it is not possible to estimate the number of options that may be granted in the future under the Plan to particular individuals. The option grants made to each of the named Executive Officers under the 1989 Plan in 1996 are listed in the Option Grant Table set forth above.

     Stock Options. The Committee may grant nonqualified options and options qualifying as incentive stock options under the Code. The option price of any option must be at least equal to the fair market value of a share of the Company's Common Stock on the date of grant. The term of each option is fixed by the Committee but may not exceed ten years from the date of grant. The Committee determines the time or times at which each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Committee. Subject to the per person limit described above, the Committee has the discretion to determine the number of shares to be awarded to each participant.

     Stock Appreciation Rights. The Committee may grant SARs that entitle the grantee to receive an amount equal to the excess of the then fair market value of the shares with respect to which the SAR is being exercised over the price fixed by the Committee at the time the SAR was granted. Payment is made in cash, in

---------------

     (2) After giving effect to the Company's two-for-one stock split effected in the form of a stock dividend to stockholders of record as of September 16, 1996; Does not include a small number of shares which were left over under the Company's 1986 Stock Option Plan and were added into the 1989 Plan.

shares, or a combination of the two as the Committee determines. If an SAR is exercised, the right under any related option would terminate. If any related stock option is exercised, any SAR related to the shares purchased would terminate. The Committee will determine the time or times at which a SAR may be exercised.

     Restricted Stock Grants. The Committee may also issue or transfer shares of Common Stock under a restricted stock grant. The grant would set forth a restriction period (including a period related to the attainment of performance goals) during which the shares of restricted stock granted would remain subject to forfeiture. Under the amendment, if the Committee determines to grant any restricted stock award to an Executive Officer of the Company with a vesting schedule that relates to the attainment of specified performance criteria (as opposed to the mere passage of time), any such award must be based on the Performance Objectives outlined above and be for a number of shares that does not exceed the per participant limit outlined above. The grantee may not dispose of the shares prior to the expiration of the restriction period. During this period, the grantee would generally have all the rights of a stockholder, including the right to vote the shares and receive dividends.

     Deferred Stock Grants. The Committee may also make deferred stock awards under the 1989 Plan. These are non-transferable awards entitling the recipient to receive shares of the Company's Common Stock without any payment in cash or property in one or more installments at a future date or dates, as determined by the Committee. Receipt of deferred stock may be conditioned on such matters as the Committee shall determine, including continued employment or attainment of performance goals. Under the amendment, if the Committee determines to grant any deferred stock award to an Executive Officer of the Company with a vesting schedule that relates to the attainment of specified performance criteria (as opposed to the mere passage of time), any such award must be based on the Performance Objectives outlined above and be for a number of shares that does not exceed the per participant limit outlined above. The Committee may permit participants to further defer receipt of a deferred stock award.

     Purchases of Common Stock. The Committee may also award eligible employees the right to purchase Common Stock at not less than its fair market value on the date of grant. Purchase rights may be granted separately from other awards under the 1989 Plan or the exercise of stock purchase rights may be required as a condition to the receipt of another award under the 1989 Plan. In connection with stock purchase rights, the Committee may authorize loans from the Company to the grantee for up to 90% of the purchase price. Loans may be with or without recourse against the participant in the event of default. Each loan shall be subject to such terms and conditions and shall bear such rate of interest as the Committee shall determine.

     Termination of Employment. In the event of termination of employment by reason of retirement, long term disability or death, any restrictions on shares of restricted or deferred stock shall lapse. Additionally, any option or SAR may thereafter be exercised in full for a period of up to 3 years, in the case of retirement and for a period of up to one year in the case of disability or death, subject in each case to the stated term of the option. In the event of termination of employment for any reason other than retirement, disability or death, any options and SARs will be canceled (unless otherwise determined by the Committee) and any shares of restricted or deferred stock then outstanding as to which the period of restriction has not lapsed will be forfeited (unless otherwise determined by the Committee).

     Change in Control Provisions. The 1989 Plan provides that, except as provided below, in the event of a "Change in Control" (as defined in the 1989
Plan), (i) all SARs will become immediately exercisable; (ii) the restrictions and deferral limitations applicable to outstanding restricted stock awards and deferred stock awards will lapse and the shares in question will fully vest; and
(iii) each option shall be canceled in exchange for cash in an amount equal to the excess of the highest price paid (or offered) during the preceding 60 day period over the exercise price for such option. Notwithstanding the foregoing, if the Committee determines that the grantee of such award will receive a new award (or have his prior award honored) in a manner which preserves its value and eliminates the risk that the value of the award will be forfeited due to involuntary termination, no acceleration of exercisability or vesting, lapse of restriction or deferral limitations, or cash settlement would occur as a result of a Change in Control.

FEDERAL INCOME TAX CONSEQUENCES

     Stock Options. The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a deduction for the Company.

     The exercise of a nonqualified stock option generally would result in ordinary income for the grantee and a deduction for the Company measured by the difference between the fair market value of the shares received at the time of exercise and the option price.

     The exercise of an incentive stock option would not result in ordinary income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise, and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these requirements are met, the grantee's basis in the shares upon later disposition would be the option price. Any gain would be taxed to the grantee as long term capital gain, and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is considered as income for purposes of the alternative minimum tax; therefore, a grantee is potentially subject to the minimum tax on the excess of the market value of the shares purchased over option price as a result of exercise.

     If the grantee disposes of the incentive stock option shares prior to the expiration of either of the holding periods described above, the grantee would recognize ordinary income, and the Company would be entitled to a deduction, equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of this amount would be treated as long term or short term capital gain, depending on whether the shares are held for the requisite holding period. Under current federal income tax law, net capital gains (the excess of net long term capital gains over any net short term capital losses) are taxed at the same rate as ordinary income.

     SAR and Deferred Stock Award. The grant of an SAR or deferred stock Award would not result in income for the grantee or in a deduction for the Company. Upon the exercise of an SAR and the receipt of shares or cash under a deferred stock Award, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received.

     Restricted Stock Grant. The grant of restricted stock will not result in income for the grantee or in a deduction for the Company for federal income tax purposes, unless the recipient timely elects to have income recognized at the time of the grant. Absent such election, dividends paid while the stock remains subject to such restrictions would be taxable to the recipient and deductible by the Company as compensation for the federal income tax purposes. At the time the restrictions lapse, the grantee would recognize ordinary income, and the Company would be entitled to a deduction, measured by the fair market value of the shares at the time of lapse.

     Stock Purchases. Purchases of unrestricted stock under the 1989 Plan at current fair market value generally will not result in compensation income to the purchasing employee or any deduction to the Company.

     Recourse loans made for the purchase of stock will not result in taxable income to the recipient or in a deduction to the Company, provided that any such loan will be made at a rate of interest sufficient to avoid the imputation of the payment of additional interest and receipt of an equivalent amount of additional compensation income by the employee under the Code. The Company will have income equal to the amount of interest accrued on any such loan. Forgiveness of all or a portion of a loan will also result in income to the borrower and a deduction for his employer.

     The foregoing is a summary of the principal federal income tax consequences of transactions under the 1989 Plan. It does not describe all federal tax consequences under the 1989 Plan nor does it describe state or local tax consequences.

OTHER INFORMATION

     The Board may terminate or suspend the 1989 Plan at any time but such termination or suspension shall not affect any stock options, SARs, restricted stock awards, deferred stock awards or stock purchase rights then outstanding under the 1989 Plan. Unless terminated by action of the Board, the 1989 Plan will continue in effect until March 29, 1999, but awards granted prior to such date shall continue in effect until they expire in accordance with their terms. The Board may also amend the 1989 Plan as it deems advisable. The Committee may amend the term of any award or option theretofore granted, retroactively or prospectively, but no such amendment shall adversely affect any such award or option without the holder's consent.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1989 STOCK INCENTIVE PLAN

           PROPOSAL TO APPROVE THE 1997 EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

     The Board of Directors believes it is in the best interests of the Company to encourage employee stock ownership. Accordingly, on March 25, 1997, the Board adopted, subject to stockholder approval, the 1997 MAPCO Inc. Employee Stock Purchase Plan (the "ESPP" or the "Plan").

     An aggregate of 1,500,000 shares of Common Stock may be sold pursuant to the ESPP; however, IN ORDER THAT THE ESPP NOT BE DILUTIVE TO STOCKHOLDERS' INTERESTS, THE COMPANY HAS AGREED TO REPURCHASE THE SAME NUMBER OF SHARES ISSUED UNDER THE ESPP IN THE OPEN MARKET. The text of the ESPP is attached as Exhibit "B" to this Proxy Statement. The following is a summary of the material provisions of the Plan. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the ESPP.

     Because the benefits conveyed under the Plan are contingent on the amount of contributions each employee makes on a voluntary basis, it is impossible to predict what benefits each employee will receive under the Plan.

ADMINISTRATION AND ELIGIBILITY

     The ESPP is to be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the authority to make rules and regulations governing the administration of the ESPP.

     All employees of the Company are eligible to participate in the ESPP except for: (i) employees whose customary employment is not more than 20 hours per week; (ii) employees whose customary employment is for not more than five months during any calendar year; and (iii) employees who have been employed for less than six months. As of March 18, 1997, approximately 3,872 employees were eligible to participate in the ESPP.

PARTICIPATION AND TERMS

     An Eligible Employee may elect to participate in the ESPP by executing and filing with the Company on or before the fifteenth (15th) of the month preceding the next Offering Date a Purchase Agreement in such form as the Committee shall approve. The Purchase Agreement will indicate the amount to be deducted from the Eligible Employee's salary and applied to the purchase of Common Stock on the Exercise Date. In addition to payroll deduction contributions which must be within limits set by the Committee, each Eligible Employee may contribute up to $5000 in a single sum contribution to such employee's Stock Purchase Account. On the last day of each offering period (the "Exercise Date"), the amount credited to each participating employee's Stock Purchase Account is applied to purchase as many whole shares of Common Stock as may be purchased with such amount at the applicable purchase price.

     The purchase price for the Common Stock is equal to the lower of 85% of the closing price of shares of the Common Stock as reported on the New York Stock Exchange on the Offering Date or on the Exercise Date.

AMENDMENT AND TERMINATION

     The Board of Directors of the Company may amend the ESPP at any time, provided that no such amendment shall be effective unless approved by stockholders if (i) such amendment materially increases benefits to Participants under the Plan, (ii) such amendment materially increases the number of securities which may be issued under the Plan, (iii) such amendment materially modifies the requirements as to eligibility for participation in the Plan or
(iv) the failure to obtain such approval would adversely affect compliance of the Plan with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or with the requirements of any other applicable law, rule or regulation.

     The ESPP may be terminated by the Board of Directors at any time.

FEDERAL INCOME TAX CONSEQUENCES

     The ESPP is intended to be an "employee stock purchase plan" as defined in
Section 423 of the Code. As a result, an employee participant will pay no federal income tax upon enrolling in the ESPP or upon purchase of the Common Stock. A participant may recognize income and/or gain or loss upon the sale or other disposition of Common Stock purchased under the Plan, the amount and character of which will depend on whether the Common Stock is held for two years from the first day of the offering period.

     If the participant sells or otherwise disposes of the Common Stock within that two-year period, the participant will recognize ordinary income at the time of disposition in an amount equal to the excess of the market price of the Common Stock on the date of purchase over the purchase price and the Company will be entitled to a tax deduction for the same amount.

     If the participant sells or otherwise disposes of the Common Stock after holding the Common Stock for the two-year period, the participant will recognize ordinary income at the time of the disposition in an amount equal to the lesser of (i) the excess of the market price of the Common Stock on the first day of the offering period over the Option Price on such date, or (ii) the excess of the market price of the Common Stock at the time of disposition over the purchase price. The Company will not be entitled to any tax deduction with respect to Common Stock purchased under the Plan if the Common Stock are held for the requisite two-year period.

     The employee may also be required to recognize capital gain or loss at the time of disposition of the Common Stock, either short-term or long-term, depending on the holding period for the Common Stock.

OTHER INFORMATION

     The ESPP is intended to go into effect on June 1, 1997. As of March 24, 1997, the closing price of the Common Stock on the New York Stock Exchange was $31.50.

     The affirmative vote of holders of a majority of the shares of Common Stock represented and entitled to vote at the meeting is required for approval of the ESPP. Abstentions from voting on this proposal (including broker non-votes) will have the effect of votes against this proposal. If not otherwise specified, properly executed proxies will be voted in favor of the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN

                           PROPOSALS OF STOCKHOLDERS

     Proposals of Stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders, which is anticipated to be held on May 27, 1998, must be received at the principal executive offices of the Company, 1800 South Baltimore Avenue, Tulsa, Oklahoma 74119, on or before December 15, 1997 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     As of the time of preparation of this Proxy Statement, the Company has not been informed of any business to be presented by or on behalf of the Company or its management for action at the meeting other than those listed in the Notice of Annual Meeting. If any other business properly comes before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.

                                            By Order of the Board of Directors

                                            DAVID W. BOWMAN
                                            Senior Vice President, General
                                            Counsel and
                                            Secretary

April 15, 1997
Tulsa, Oklahoma

     A COPY OF THE COMPANY'S 1996 FORM 10-K REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS WELL AS OTHER REPORTS FILED BY THE COMPANY WITH THE COMMISSION SUBSEQUENT TO THE DATE HEREOF AND PRIOR TO THE MEETING, WHICH ARE HEREBY INCORPORATED BY REFERENCE HEREIN, IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: VICE PRESIDENT, TREASURER AND INVESTOR RELATIONS, MAPCO INC., P. 0. BOX 645, TULSA, OKLAHOMA 74101-0645. STOCKHOLDERS ARE ALSO ENCOURAGED TO ACCESS COMPANY INFORMATION THROUGH THE COMPANY'S HOME PAGE AT HTTP://WWW.MAPCOINC.COM ON THE INTERNET.

                                                                     EXHIBIT "A"

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   MAPCO INC.

     MAPCO Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a regular meeting of the Board of Directors of MAPCO Inc. held on March 25, 1997, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling the Annual Meeting of Stockholders of said corporation on May 28, 1997 for consideration of the proposed amendment and other matters. The resolution relating to the proposed amendment is as follows:

          RESOLVED, that in the judgment of the Board of Directors of the Company, it is deemed advisable to amend the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Company so it will be and read in its entirety as follows:

             FOURTH: The total number of shares of capital stock of all classes which the Corporation is authorized to issue is 116,000,000 shares of capital stock, which shall consist of 1,000,000 shares of Preferred Stock, without par value, and 115,000,000 shares of Common Stock, $1 par value.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said MAPCO Inc. has caused this certificate to be signed by James E. Barnes, its Chairman of the Board, President and Chief Executive Officer, and attested by James N. Cundiff, its Assistant Secretary,
this           day of May, 1997.

                                            MAPCO Inc.

                                            By:

                                              ----------------------------------
                                              James E. Barnes
                                              Chairman of the Board, President
                                                and
                                              Chief Executive Officer

ATTEST:

By:

    --------------------------------
    James N. Cundiff,
    Assistant Secretary

                                                                       EXHIBIT B

                                   MAPCO INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

                             Effective June 1, 1997

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
1.   INTRODUCTION......................................................    1
     1.1   Statement of Purpose........................................    1
     1.2   Internal Revenue Code Considerations........................    1
2.   DEFINITIONS.......................................................    1
     2.1   Board of Directors..........................................    1
     2.2   Code........................................................    1
     2.3   Committee...................................................    1
     2.4   Company.....................................................    1
     2.5   Continuous Service..........................................    1
     2.6   Effective Date..............................................    1
     2.7   Eligible Employee...........................................    1
           2.7.1  Employee.............................................    1
           2.7.2  Length of Service....................................    1
     2.8   Employee....................................................    1
     2.9   Employer....................................................    1
     2.10  Exchange Act................................................    1
     2.11  Excused Absence.............................................    2
     2.12  Exercise Date...............................................    2
     2.13  Offering....................................................    2
     2.14  Offering Date...............................................    2
     2.15  Participant.................................................    2
     2.16  Plan........................................................    2
     2.17  Plan Year...................................................    2
     2.18  Purchase Agreement..........................................    2
     2.19  Purchase Period.............................................    2
     2.20  Purchase Price..............................................    2
     2.21  Stock.......................................................    2
     2.22  Stock Purchase Account......................................    2
     2.23  Subsidiaries................................................    2
3.   ADMISSION TO PARTICIPATION........................................    2
     3.1   Initial Participation.......................................    2
     3.2   Discontinuance of Participation.............................    3
     3.3   Involuntary Withdrawal; Termination of Eligible Employee
             Status....................................................    3
     3.4   Readmission to Participation................................    3
     3.5   Restrictions on Participation...............................    3
4.   STOCK PURCHASE....................................................    3
     4.1   Maximum Shares..............................................    3
     4.2   Shares Available for Purchase...............................    3
     4.3   Purchase Price of Shares....................................    4
     4.4   Exercise of Purchase Privilege..............................    4
     4.5   Establishment of Stock Purchase Account.....................    4
           4.5.1  Payroll Deductions...................................    4
           4.5.2  Additional Contribution..............................    5
     4.6   Payment for Stock...........................................    5
     4.7   Share Ownership; Issuance of Stock; Dividend reinvestment...    5
           4.7.1  Rights as Stockholder................................    5
           4.7.2  Issuance of Shares...................................    5
           4.7.3  Fractional Shares....................................    5
           4.7.4  Dividend Reinvestment................................    5

                                                                         PAGE
                                                                         ----
5.   SPECIAL ADJUSTMENTS...............................................    5
     5.1   Shares Unavailable..........................................    5
     5.2   Adjustment Upon Change of Status............................    5
     5.3   Effect of Certain Transactions..............................    6
6.   MISCELLANEOUS.....................................................    6
     6.1   Nonalienation...............................................    6
     6.2   Administrative Costs........................................    6
     6.3   Employee Stock Purchase Plan Administration.................    6
     6.4   Amendments to the Plan......................................    6
     6.5   Expiration and Termination of the Plan......................    7
     6.6   Repurchase of Stock.........................................    7
     6.7   Notice......................................................    7
     6.8   Government Regulation.......................................    7
     6.9   Headings, Captions, Gender..................................    7
     6.10  Severability of Provisions; Prevailing Law..................    7
     6.11  Implementation of the Plan..................................    7
     6.12  Investment Representations..................................    7
     6.13  Additional Incentive Arrangements...........................    7
     6.14  No Right of Employment......................................    7
     6.15  Conflicts...................................................    7
     6.16  Indemnification of Committee................................    8

                                   MAPCO INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE 1.

                                  INTRODUCTION

     1.1 Statement of Purpose. The purpose of the MAPCO Inc. 1997 Employee Stock Purchase Plan is to provide eligible employees of the Company and its Subsidiaries, who wish to become stockholders, an opportunity to purchase Stock of the Company. The Board of Directors of the Company believes that employee participation in ownership will be to the mutual benefit of the employees and to the Company and its Subsidiaries.

     1.2 Internal Revenue Code Considerations. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE 2.

                                  DEFINITIONS

     2.1 Board of Directors. The term "Board of Directors" means the Board of Directors of the Company.

     2.2 Code. The term "Code" means the Internal Revenue Code of 1986, as amended to the Effective Date hereof, as the same may thereafter be amended, and any successor statute of similar nature. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

     2.3 Committee. The term "Committee" means the Compensation Committee of the Board of Directors which shall administer the Plan.

     2.4 Company. The term "Company" means MAPCO Inc., a Delaware corporation, or any successor thereto.

     2.5 Continuous Service. The term "Continuous Service" means the period of time immediately preceding the Offering Date during which the Employee has been employed by the Employer or a predecessor business acquired by the Employer or a predecessor company merged or consolidated with or into the Employer and during which there has been no interruption of Employee's employment by the Employer or such predecessor employer. For this purpose, periods of Excused Absence shall not be considered to be interruptions of Continuous Service.

     2.6 Effective Date. The term "Effective Date" means June 1, 1997, if within twelve (12) months of that date, the Plan is, or has been, approved at a meeting of the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding shares of Stock of the Company present, by person or by proxy, and entitled to vote on the approval of the Plan.

     2.7 Eligible Employee. The term "Eligible Employee" means each person who, on an Offering Date, meets all of the following requirements:

          2.7.1  Employee. The person is an Employee of the Employer; and

          2.7.2 Length of Service. The person has completed at least six (6) months of Continuous Service.

     2.8 Employee. The term "Employee" means each person customarily employed by the Company on the Offering Date, except for those whose customary employment is for either (a) not more than twenty (20) hours per week, or (b) not more than five (5) months during any calendar year.

     2.9 Employer. The term "Employer" means the Company and each Subsidiary of the Company that adopts the Plan.

     2.10 Exchange Act. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

     2.11 Excused Absence. The term "Excused Absence" means absence pursuant to a leave of absence granted by an Employer, such as absence due to disability or illness, absence by reason of a layoff, or absence by reason of active duty in the armed forces of the United States. In no event may an Excused Absence exceed ninety (90) days in length (or, if longer and if applicable, the period that the individual's reemployment with an Employer is guaranteed either by statute or contract, including but not limited to military leave).

     2.12 Exercise Date. The term "Exercise Date" means the last day of each Purchase Period.

     2.13 Offering. The term "Offering" means the offering made by the Company in accordance with the terms and conditions of the Plan permitting Eligible Employees to purchase Stock from the Company under the Plan. The Committee shall have the power to change the duration and/or the frequency of Offerings with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering to be affected. Eligible Employees may not participate in more than one Offering at a time.

     2.14 Offering Date. The term "Offering Date" means the first day of September 1997 (or such earlier date selected by the Committee) and the first day of each January and July thereafter during which the Plan is in effect (unless the Committee selects other dates pursuant to Section 6.4).

     2.15 Participant. The term "Participant" means each Eligible Employee who, pursuant to Article 3 hereof, elects to participate in the Plan, and has not withdrawn or been terminated from participation under the Plan.

     2.16 Plan. The term "Plan" means this MAPCO Inc. 1997 Employee Stock Purchase Plan, as the same may be amended, modified or supplemented from time to time.

     2.17  Plan Year. The term "Plan Year" means the calendar year.

     2.18 Purchase Agreement. The term "Purchase Agreement" means the document prescribed by the Committee from time to time pursuant to which an Eligible Employee has enrolled to be a Participant.

     2.19 Purchase Period. The term "Purchase Period" means the period beginning on an Offering Date and ending on the last day of the sixth (6th) month following the Offering Date (unless the Committee selects other dates pursuant to Section 6.4).

     2.20 Purchase Price. The term "Purchase Price" means such term as it is defined in Section 4.3 hereof.

     2.21 Stock. The term "Stock" means the common stock, par value $1.00 per share, of MAPCO Inc.

     2.22 Stock Purchase Account. The term "Stock Purchase Account" means a noninterest bearing account consisting of all amounts withheld from an Employee's compensation (or otherwise paid into the Plan) for the purpose of purchasing shares of Stock for such Employee under the Plan, increased by any amounts contributed by such Employee pursuant to Section 4.5.2 hereof, and reduced by all amounts applied to the purchase of Stock for such Employee under the Plan, provided, such account may be monitored as an accounting entry on the books and records of the Company, and no actual physical segregation of amounts credited to such account, from the assets of the Company, shall be required.

     2.23 Subsidiaries. The term "Subsidiaries" means any corporation more than fifty percent (50%) of whose outstanding voting securities are owned by the Company or by one or more of the Company's other Subsidiaries, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                                   ARTICLE 3.

                           ADMISSION TO PARTICIPATION

     3.1 Initial Participation. Any Eligible Employee may elect to be a Participant and may become a Participant by executing and filing with the Company on or before the fifteenth (15th) of the month preceding the next Offering Date a Purchase Agreement prepared in such form as the Committee shall approve from time to time. The effective date of an Eligible Employee's participation shall be the Offering Date next following the date on which the Company receives from the Eligible Employee a properly executed and timely filed Purchase Agreement.

     3.2 Discontinuance of Participation. Any Participant may voluntarily withdraw from the Plan by filing a Notice of Withdrawal with the Company prior to the first (1st) business day of the last month in a Purchase Period. Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to the Participant's credit in the Participant's Stock Purchase Account.

     3.3 Involuntary Withdrawal; Termination of Eligible Employee Status. If a Participant's Continuous Service terminates for any reason, or if a Participant ceases to be an Eligible Employee, the entire amount standing to the Participant's credit in the Participant's Stock Purchase Account on the effective date of such occurrence shall be paid to the Participant.

     3.4 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by interruption of Continuous Service or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Company, not later than the fifteenth (15th) of the month preceding the Offering Date of any succeeding Purchase Period, a new Purchase Agreement on forms prepared in such form as the Committee shall approve from time to time. Reinstatement to Participant status shall be effective as of the Offering Date next following the date on which the Company receives from the Eligible Employee the properly executed and timely filed Purchase Agreement. Notwithstanding the foregoing terms of this Section 3.4, any executive officer of the Company (as determined under Section 16 of the Exchange Act) who has discontinued participation in the Plan may not again become a Participant in the Plan for at least six (6) months from the date such officer discontinued participation in the Plan.

     3.5 Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

          (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of the Subsidiaries (for purposes of this paragraph, the rules of sec.424(d) of the Code shall apply in determining stock ownership of any Employee); or

          (b) which permits the rights of a Participant to purchase stock under all Code Section 423 employee stock purchase plans of the Company and the Subsidiaries to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

                                   ARTICLE 4.

                                 STOCK PURCHASE

     4.1 Maximum Shares. The maximum number of shares of the Company's Stock which shall be made available for sale under the Plan shall be one and one-half million (1,500,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Sections 5.2 and 5.3.

     4.2  Shares Available for Purchase. Subject to the limits set forth in this
Section 4.2 and in Section 3.5 (which prohibits the stock purchase rights of a Participant from accruing at a rate in excess of $25,000 per calendar year), each Participant shall have the right to purchase on each Offering Date the number of shares of Stock determined by dividing twenty-five thousand dollars ($25,000) by the fair market value of the Company's Stock on such Offering Date. Such fair market value shall be based on the closing price on the New York Stock Exchange of the Stock on such Offering Date (or the nearest prior business day on which trading occurred). If the Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee. The maximum number of shares of Stock that may be purchased for each Participant on an

Exercise Date is the lesser of (a) the number of shares of Stock that can be purchased by applying the full balance of the Participant's Stock Purchase Account to such purchase of shares at the Purchase Price (as hereinafter determined), or (b) the Participant's proportionate part of the aggregate number of such shares of Stock available within the limitation established by the maximum aggregate number of such shares reserved for the Plan, as stated in
Section 4.1 hereof. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering hereunder would be deemed for the purposes of Section 423(b)(3) of the Code to own Stock (including any number of shares that such person would be entitled to purchase hereunder) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of Stock that such person is so deemed to own (excluding any number of shares that such person would be entitled to purchase hereunder) is one less than such five percent (5%). Any portion of a Participant's Stock Purchase Account that cannot be applied by reason of the limitations set forth in this Section 4.2 shall remain in the Participant's Stock Purchase Account for application to the purchase of Stock on the next Offering Date (unless withdrawn by the Participant before that Offering Date).

     4.3 Purchase Price of Shares. The Purchase Price per share of the Stock sold to Participants pursuant to any Offering under this Plan shall be the lesser of: (a) eighty-five percent (85%) of the closing price on the New York Stock Exchange of each such share on the Offering Date for such Offering (or the nearest prior business day on which trading occurred); or (b) eighty-five percent (85%) of the closing price on the New York Stock Exchange of each such share on the Exercise Date for such Offering (or the nearest prior business day on which trading occurred). If the Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee. In addition, the Participant shall be required to pay transfer, excise and similar taxes, if any, imposed on the transaction pursuant to which such share of Stock is purchased. If the Exercise Date with respect to the purchase of Stock is a day on which the stock is selling ex-dividend on or before the record date of such dividend, then for Plan purposes the Purchase Price per share will be increased by an amount equal to the dividend per share. In no event shall the Purchase Price per share be less than the par value per share of the Stock.

     4.4  Exercise of Purchase Privilege. Subject to the provisions of Section
4.2 and Section 3.5, if on the date of the last paycheck of a Participant issued prior to any Exercise Date of any Offering there is a credit balance in the Participant's Stock Purchase Account, there shall be purchased from the Company's authorized and unissued or treasury shares of Stock for the Participant at the Purchase Price for the Purchase Period that expires on such Exercise Date the largest number of whole shares of Stock as can be purchased with the entire amount in the Participant's Stock Purchase Account on such paycheck issue date. No fractional shares shall be purchased. Each such purchase shall be deemed to have occurred on the Exercise Date occurring at the close of the Offering for which the purchase was made. Any credit balance in a Participant's Stock Purchase Account following a purchase of Stock for such Participant on an Exercise Date shall be carried over to the next Purchase Period.

     4.5  Establishment of Stock Purchase Account.

          4.5.1 Payroll Deductions. In the Purchase Agreement, each Participant shall authorize payroll deductions and each Participant shall be permitted to make one (1) lump sum payment pursuant to Section 4.5.2 hereof for the purposes of funding the Participant's Stock Purchase Account (effective for payroll periods beginning on or after September 1, 1997 (or such earlier date selected by the Committee)). The number of shares of Stock that may be purchased from a Participant's Stock Purchase Account shall be subject to the limitations of Section 4.2. Subject to the provisions of Section 3.2, a Participant may not change the Participant's payroll deduction rate during any Purchase Period. However, a Participant may change the deduction to any permissible level for any subsequent Offering by filing notice thereof on or before the fifteenth (15th) of the month preceding the Offering Date on which such subsequent Offering commences.

             4.5.2 Additional Contribution. The Purchase Agreement shall permit each Participant, who has agreed to payroll deductions, to make one lump sum payment per Purchase Period for the purpose of funding their respective Stock Purchase Accounts, subject to the following rules:

             4.5.2.1 All such additional contributions shall be made with respect to any Offering no later than the first business day of the last month in the Purchase Period;

             4.5.2.2 Only one such additional contribution shall be accepted from any Participant in any Purchase Period; and

             4.5.2.3 Such additional contributions shall be in the amount of twenty-five dollars ($25.00), or any multiple thereof, to a maximum of five thousand dollars ($5,000), but in no event in excess of the limits of Section 3.5.

     4.6 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant's Stock Purchase Account. As of each Exercise Date, the entire amount standing to the credit of each Participant in the Participant's Stock Purchase Account on the date of the last paycheck issued to the Participant prior to such Exercise Date in the Purchase Period that expires on such Exercise Date shall be charged with the aggregate Purchase Price of the shares of Stock purchased by such Participant on the Exercise Date. No interest shall be paid or payable with respect to any amount held in the Participant's Stock Purchase Account.

     4.7  Share Ownership; Issuance of Stock; Dividend reinvestment.

          4.7.1 Rights as Stockholder. The shares of Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and/or sold to the Participant on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such shares.

          4.7.2 Issuance of Shares. The shares of Stock purchased by a Participant shall be issued by the Company by using book entry systems that reflect the issuance of such shares. A Participant shall have the right, upon written request, to have the shares purchased by such Participant issued in the form of a certificate.

          4.7.3 Fractional Shares. No fractional shares shall be issued under the Plan.

          4.7.4 Dividend Reinvestment. Dividends on all shares issued pursuant to the book entry systems shall be reinvested in Stock unless the Participant provides written notice that such Participant does not desire to participate in the dividend reinvestment program.

                                   ARTICLE 5.

                              SPECIAL ADJUSTMENTS

     5.1 Shares Unavailable. If, on any Exercise Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur: (i) the number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess; (ii) the Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares of Stock is exhausted, and (iii) any amount remaining in the Stock Purchase Account of each of the Participants shall be repaid to such Participants.

     5.2 Adjustment Upon Change of Status. Subject to any required action by the shareholders of the Company, the number of shares of Stock reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of outstanding shares of Stock effected without receipt of consideration by the Company. To the extent that the foregoing adjustments relate to the shares of the Company issued under the Plan, such adjustments shall be made by the Committee. Except as hereinbefore expressly provided in this Section 5.2, the terms of the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     5.3 Effect of Certain Transactions. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, or if the Company shall be merged for the purpose of changing the jurisdiction of its incorporation, any Offering hereunder shall pertain and apply to the shares of stock of the Company or the survivor. In the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving or resulting corporation, the Plan shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation; however, the Purchase Period for the Offering in effect shall be shortened to a date prior to such effective date, as selected by the Committee, to permit the purchase of Stock with amounts held in the Stock Purchase Accounts.

                                   ARTICLE 6.

                                 MISCELLANEOUS

     6.1 Nonalienation. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime, except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant, other than by will or the laws of descent and distribution. There shall be delivered to the executor, administrator or other personal representative of a deceased Participant such shares of Stock and such residual balance as may remain in the Participant's Stock Purchase Account as of the Exercise Date occurring at the close of the period in which the Participant's death occurs, including shares of Stock purchased as of that date, or prior thereto, with monies deposited by the Participant and/or withheld from the Participant's Compensation.

     6.2 Administrative Costs. The Company shall pay all administrative expenses associated with the operation of the Plan. No administrative charges shall be levied against the Stock Purchase Accounts of the Participants.

     6.3 Employee Stock Purchase Plan Administration. The Committee shall administer the Employee Stock Purchase Plan and shall make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Committee's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

     6.4 Amendments to the Plan. The Board of Directors may amend or modify, from time to time, any of the provisions of the Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the shareholders of the out-standing shares of Common Stock if (i) such amendment materially increases the benefits accruing to Participants under the Plan; (ii) such amendment materially increases the number of securities which may be issued under the Plan; (iii) such amendment materially modifies the requirements as to eligibility for participation in the Plan; or, (iv) the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation. Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the number of Offerings, the Offering Dates, the Offering Periods and the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the participant's compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

     6.5 Expiration and Termination of the Plan. The Plan shall continue in effect until all shares of Stock reserved for issuance under the Plan have been purchased, unless terminated prior thereto pursuant to the provisions of the Plan or pursuant to action by the Board of Directors, which shall have the right to terminate or suspend the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration, suspension or termination of the Plan, the balance, if any, then standing to the credit of each Participant in the Participant's Stock Purchase Account shall be refunded to the Participant.

     6.6 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

     6.7 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective when received by the Committee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to MAPCO Inc., 1717 South Boulder, Tulsa, OK 74119, Regarding: Employee Stock Purchase Plan. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

     6.8 Government Regulation. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

     6.9 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

     6.10 Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware, to the extent such laws are not in conflict with, or superseded by, federal law.

     6.11 Implementation of the Plan. The Board of Directors may implement the Plan at any time within twelve (12) months of the date of approval of the Plan at a meeting of stockholders by the affirmative vote of the holders of shares of Stock of the Company present, by person or by proxy, and entitled to vote on the approval of the Plan.

     6.12 Investment Representations. The Board of Directors may require each person acquiring shares of Common Stock pursuant to an award under the Plan to represent to and agree with the Company in writing that the holder is acquiring the shares for investment without a view to distribution thereof.

     6.13 Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board of Directors from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

     6.14 No Right of Employment. Nothing contained in the Plan or in any Offering hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

     6.15 Conflicts. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3.

     6.16 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

                              [MAPCO INC. LOGO]
                         1800 South Baltimore Avenue
                            Tulsa, Oklahoma 74119

                                   MAPCO INC.

     PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 28, 1997

The undersigned hereby appoints James E. Barnes, David W. Bowman and James N. Cundiff, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of MAPCO Inc. held on record by the undersigned on March 24, 1997, at the Annual Meeting of Stockholders to be held on May 28, 1997, or any adjournment thereof.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3, 4, AND 5.

                                   MAPCO INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. ELECTION OF DIRECTORS          For Withheld        2. Ratify the selection of Deloitte &           For Against Abstain
       Nominees:                                         Touche LLP as Independent Auditors
 Malcolm T. Hopkins   John L. Whitmire
 Donald Paul Hodel    Frank A. McPherson

To withhold auathority to vote for one or more individual nominees, write the nominee name(s) on the line below.
----------------------------------------------------------------------------------------------------------------------------------

3. Approve amendment to the Restated          For Against Abstain       4. Approve an amendment to the 1989     For Against Abstain
   Certificate of Incorporation to increase                                Stock Incentive Plan
   authorized capital stock of the Company

5. Ratify the Company's 1997 Employee         For Against Abstain
   Stock Purchase Plan

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.
                                                                                    Dated _________________________________, 1997
                                                                                         Please Sign Here and Return Promptly

                                                                                     ---------------------------------------------

                                                                                     ---------------------------------------------
                                                                                     Please sign exactly as your name or names
                                                                                     appear above. For joint accounts, each owner
                                                                                     should sign. When signing as executor,
                                                                                     administrator, attorney, trustee or guardian,
                                                                                     etc., please give your full title.